Exhibit 10.16


Exhibit 10.16

                      AMENDED AND RESTATED PROMISSORY NOTE

US $250,000                                       Date:  September 8, 2000

     FOR VALUE RECEIVED, the undersigned, Earth Sciences, Inc., a Colorado corporation (the "Maker") promises to pay to the order of Tectonic Construction Co. (the "Holder"), the principal sum of Two Hundred and Fifty Thousand Dollars (US $250,000) together with interest on the principal sum outstanding from time to time at the annual rate equal to the greater of (i) the prime rate as reported by Bank One, Denver Colorado ("Prime Rate") plus two percent (2%), or
(ii) ten percent (10%), adjusted quarterly and computed on the basis of the actual number of days elapsed in a 365-day year. Interest on the outstanding principal balance of this Promissory Note shall accrue from September 8, 2000 and shall be payable quarterly beginning on September 30, 2000. If not sooner paid, the entire unpaid principal balance and all accrued but unpaid interest shall be due and payable in full on September 8, 2003 (the "Maturity Date"). This Promissory Note is issued as a replacement of and contains modifications to the Maker's previous promissory note dated May 20, 1998 (as amended) in the principal amount of $250,000 issued to the Holder (the "Prior Note"). The Holder's acceptance of this Promissory Note and concurrent relinquishment and cancellation of the Prior Note is expressly conditioned upon the Maker's payment of all outstanding attorneys' fees, accrued and unpaid interest, and other charges owing on the Prior Note as of the date of this Promissory Note.

     The principal of, and interest on, this Promissory Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address as designated in writing by the Holder from time to time. The Maker may prepay a portion or all of this Promissory Note at any time without penalty. The Maker shall provide the Holder with no less than thirty (30) days' written notice of any prepayment. The forwarding of the Maker's check shall, subject to collection, constitute a payment of interest and principal hereunder and shall satisfy and discharge the liability for principal and interest on this Promissory Note to the extent of the sum represented by such check. Any payments received by the Holder (including those payable as a result of the Holder's demand for quarterly principal, as described below) will be applied in the following order: (i) any collection and other costs, including, without limitation, attorneys' fees, which the Holder may have incurred in procuring the Maker's performance hereunder; (ii) any valid charges assessed by the Holder;
(iii) payment of the interest then accrued and due on the unpaid interest and unpaid principal balance of this Promissory Note; and (iv) principal.

     The Holder may, in its sole discretion, with at least ninety (90) days' advance written notice to the Maker, demand payment of principal, which payment shall be applied in the same order described above. The combined total amount of quarterly principal which the Holder may demand pursuant to this Promissory Note and pursuant to the 10% Convertible Debenture of even date herewith issued by the Maker to the Holder (the "Debenture") shall not exceed $100,000 in any quarter. The first quarterly payment of principal shall not be due earlier than January 1, 2001, provided that the Holder demands same in writing by no later than October 1, 2000.

     The Holder shall be entitled, at any time during the period commencing on and after September 8, 2000 and expiring on the Maturity Date, to convert up to the entire outstanding principal amount on this Promissory Note into shares of common stock, par value $.0l per share of the Maker (the "Common Stock") at a conversion price for each share of the Common Stock of the lesser of $.21 or the average trading price per share of Common Stock on the Conversion Date (as defined below). Nevertheless, the aggregate combined number of shares of Common Stock into which this Promissory Note and the Debenture may be converted shall

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not exceed 1,000,000. Such conversion shall be effectuated by surrendering the
Promissory Note to the Maker with the form of conversion notice attached hereto as Exhibit A, executed by the Holder evidencing the intent to convert the Promissory Note. The amount of accrued but unpaid interest as of the Conversion Date shall not be subject to conversion but shall be paid in cash as of the Conversion Date. No fraction of shares of the Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares of the Common Stock issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given shall be deemed to be the date on which the Holder has delivered this Promissory Note, with the conversion notice duly executed, to the Maker, or if earlier, the date set forth in such notice of conversion if the Promissory Note is received by the Maker within three business days thereafter. Such date is referred to herein as the "Conversion Date." Facsimile delivery of the conversion notice shall be accepted by the Maker. Certificates representing Common Stock upon conversion will be delivered to the Holder within ten (10) business days from the date the notice of conversion is delivered to the Maker. The Common Stock issuable upon conversion will not have been registered under the Securities Act of 1933, and will be issued in reliance upon exemptions from the registration requirements of the Securities Acts of 1933, and the transfer of such Common Stock will be subject to restrictions imposed by applicable securities laws. A legend restricting the transfer of the Commons Stock may be placed on any Certificate representing the Common Stock. If the Holder converts less than then entire outstanding principal amount of this Promissory Note, the Maker shall execute and issue to the Holder a substitute promissory note for the remaining unpaid and unconverted principal amount, and shall deliver same to the Holder together with the stock certificate(s).

     This Promissory Note is subject to the following additional provisions:

     1.   Any of the following shall constitute an "Event of Default":

          a. If the Maker fails to pay any principal or interest on this Promissory Note or the Debenture as and when the same is due and payable, and such nonpayment continues for five (5) business days after the receipt of written notice that the Maker is in default; or

          b. If any of the representations or warranties made by the Maker or its affiliates herein, in the Debenture, in the Security Agreement dated September 8, 2000 between the Maker and the Holder (the "Security Agreement"), or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Maker in connection with the execution and delivery of this Promissory Note or the Debenture, or in the security agreement or the guaranty agreement, both of even date herewith, by and between the Holder and ADA Environmental Solutions, LLC, a Colorado limited liability company and affiliate of the Maker ("ADA ES") is false or misleading in any material respect (the Debenture and the ADA ES agreements are sometimes collectively referred to hereinafter as the "Collateral Agreements"); or

          c. If the Maker and/or ADA ES fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Maker under this Promissory Note, under the Debenture, or under the Security Agreement, or under any of the Collateral Agreements, or under any document or instrument granting security for amounts owing under this Promissory Note including, without limitation, either of the Security Agreements (defined below), and such failure remains uncured for a period of five (5) business days (or such other cure period stated in the agreement under which a default has occurred) after the receipt of written notice of such default (it being understood that in the case of defaults which cannot

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                    reasonably be cured within a 5-day period, no grace period shall be necessary as a precondition to the failure to perform such covenant constituting an Event of Default); or

          d. If the Maker (i) makes an assignment for the benefit of creditors or commences proceedings for its dissolution; or
                    (ii) applies for or consents to the appointment of a trustee, liquidator or receiver for its, or for a substantial part of its, property or business; or

          e. If a trustee, liquidator or receiver is appointed for the Maker or for a substantial part of its property or business without its consent, and is not discharged within sixty (60) days after such appointment; or

          f. If bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors is instituted by or against the Maker and, if instituted against the Maker, is not dismissed within sixty (60) days after such institution or the Maker by any action or answer approves of, consents to, or acquiesces in any such proceedings or admits the material allegations of, or default in answering a petition filed in any such proceedings; or

          g. If the Maker fails to make any required material payments, fees, taxes, costs, or insurance premiums when due beyond any applicable grace period; or

          h. If the Maker defaults on the payment of any other material indebtedness, except for Maker's current indebtedness to the Bank of Hong Kong, for borrowed money beyond any applicable grace period; or

          i. If any judgment, levy or attachment is rendered against the Maker or any of its assets or properties in an amount in excess of $50,000 and such judgment, levy or attachment is not dismissed, stayed, bonded or discharge within thirty
                    (30) days of the date of entry thereof; or

          j. If the control of the Maker, ADA-ES, Inc., ADA ES, or Earth Sciences Extraction Company, an Alberta, Canada limited partnership ("ES Extraction"), is changed by reason of merger or acquisition of shares of either of such companies, or if substantially all assets of either of such companies is sold, destroyed, or otherwise transferred; or

          k. If the Maker allows any of the following to occur without the prior written waiver of the Holder:

                    i. the declaration of a dividend to any shareholder of the Maker;

                    iii. the declaration of a distribution to Maker by ADA ES or ADA-ES, Inc.;

                    iv. capital expenditures in any calendar quarter exceeding $100,000; or

                    v. diminution by more than $100,000 of consolidated working capital at any calendar quarter end date, irrespective of this or any other promissory note or debenture, to less than the current consolidated working capital of Maker as of June 30, 2000, which was a deficit of $766,000.

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Upon the occurrence of any Event of Default or at any time thereafter, and in each and every such case, unless such Event of Default is waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent Event of Default) at the option of the Holder and in the Holder's sole discretion, then or at any time thereafter, the whole of said principal sum then remaining unpaid hereunder, together with all interest accrued thereon, and all other sums owing hereunder or under the Security Agreements, shall immediately become due and payable by the Holder's written notice to the Maker ("Acceleration") and the liens given to secure the payment of this Promissory Note may be foreclosed and the Holder may pursue all rights and remedies available under this Promissory Note, or under the Security Agreements, or otherwise available at law or in equity. If an Event of Default due to non-payment of this Promissory Note or of the Debenture occurs and the Holder does not deliver to the Maker a written notice of default and Acceleration, then the Maturity Date shall automatically and without notice to the Holder be changed to the next September 8 following the date of the Maker's first missed payment hereunder.

     2. Following the occurrence of an Event of Default due to non-payment of this Promissory Note or of the Debenture, and for so long as any such Event of Default shall remain outstanding and uncured, if the Holder does not declare this Promissory Note in default and provide the Maker with a written notice of Acceleration, without notice to the Maker all unpaid principal and all other interest and charges payable hereunder shall accrue interest at the annual rate equal to the greater of (i) Prime Rate plus five percent (5%) or (ii) fifteen percent (15%). Following the occurrence of an Event of Default, and for so long as any such Event of Default shall remain outstanding and uncured, and upon the Holder's written notice of such Event of Default and Acceleration to the Maker, the Maker promises to pay interest on the outstanding principal balance of this Promissory Note, and on any and all other amounts then outstanding, at an annual rate of interest equal to the greater of (i) Prime Rate plus five percent (5%) or (ii) eighteen percent (18%) . In either case above, any interest which has accrued at the applicable default rate shall be paid at the time of and as a condition precedent to the curing of any default under any statutory right to cure. The fluctuating default rates at which interest accrues shall be adjusted simultaneously, at each announced change of the Prime Rate. Failure to exercise such option or charge such increased interest shall not be a waiver of the right to do so at any future time or with respect to any other default.

     3. No provision of this Promissory Note shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal of, and interest on, this Promissory Note at the time, place, and rate, and in the coin or currency herein prescribed. This Promissory Note and all other promissory notes now or hereafter issued of similar terms are direct obligations of the Maker. The Maker shall pay all costs and expenses, including reasonable attorneys' fees, which the Holder may incur in connection with any effort or action to collect amounts due under this Promissory Note.

     4. No recourse shall be had for the payment of the principal of, or the interest on, this Promissory Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Maker or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     5. The rights or remedies of the Holder as provided in this Promissory Note, the Security Agreements, and the Collateral Agreements shall be cumulative and concurrent and may be pursued singly, successively, or together against the Maker, the property described in the Security

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          Agreements and the Collateral Agreements, and any other funds, property or security held by the Holder for the payment hereof or otherwise at the sole discretion of the Holder. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such rights or remedies or the right to exercise them at any later time.

     6. In the event the interest provisions hereof or any exaction provided for herein, in the Security Agreements, in the Collateral Agreements, or in any other instrument securing this Promissory Note shall result, because of any reduction of principal, or for any other reason at any time during the life of this loan, in any effective rate of interest which, for any month, transcends the limit of the usury or any other law applicable to the obligation evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied to principal immediately upon receipt of such moneys by the Holder, with the same force and effect as though the payor had specifically designated such extra sums to be so applied to principal and the Holder had agreed to accept such extra payment as a premium-free prepayment. In no event shall any agreed to or actual exaction as consideration for this obligation transcend the limits imposed or provided by the laws applicable to this transaction or the Maker hereof in the jurisdiction in which any of the security herefor is located for the use or detention of money or for forbearance in seeking its collection.

     7. The Maker and all endorsers, guarantors and all persons liable or to become liable on this Promissory Note waive presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Promissory Note, and consent to any and all renewals and extensions in the time of payment hereof, and agree, further, that at any time and from time to time without notice, the terms of payment herein may be modified or the security described in the Security Agreements released in whole or in part or increased, changed or exchanged by agreement between the Holder hereof and any owner of the property affected by said Security Agreements without in any way affecting the liability of any party to this instrument or any person liable or to become liable with respect to any indebtedness evidenced hereby. The right to plead any and all statutes of limitation as a defense to any demand on this Promissory Note, or any guaranty hereof, or any agreement to pay the same, or any demand secured by the Security Agreements, or any and all obligations or liabilities arising out of or in connection with this Promissory Note or in the Security Agreements, is expressly waived by each and every of the Maker, endorsers, or guarantors to the fullest extent permitted by law.

     8. Any forbearance of the Holder in exercising any right or remedy hereunder or under the Security Agreements, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by the Holder of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of the Holder's right to either require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment. The Holder shall at all times have the right to proceed against any portion of the security held herefor in such order and in such manner as the Holder may deem fit, without waiving any rights with respect to any other security. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Promissory Note.

     9. This Promissory Note shall be governed by and construed in accordance with the laws of the State of Colorado without regard to the choice of law provisions thereof, and in the event this Promissory Note is

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          placed in the hands of any attorney for collection or is collected through any legal proceedings, the undersigned promises to pay (in addition to costs and disbursements otherwise allowed), to the extent permitted by law, reasonable attorneys' fees and legal costs (whether or not suit is commenced and whether or not incurred in connection with appeal of a lower court judgment or order or in collecting any judgment entered therein), and if foreclosure is made by the Public Trustee or any other public official, reasonable attorneys' fees and legal costs shall be added by the Public Trustee or such public official to the cost of foreclosure. The undersigned hereby represents that the proceeds of the loan evidenced by this Promissory Note will be used for a commercial or business purpose.

     10. Time is of the essence with regard to the performance of the obligations of the Maker in this Promissory Note and each and every term, covenant and condition herein by or applicable to the Maker.

     11. This Promissory Note is secured by (i) that certain security agreement dated May 20, 1998 between ES Extraction and the Holder, which pledges the accounts receivable of ES Extraction (ii) the Security Agreement, and (iii) the security agreement by and between the Holder and ADA ES (collectively referred to herein as the "Security Agreements").

     12. The Maker hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Promissory Note and the other Security Agreements or the transactions contemplated thereby. In any action which may be brought under this Promissory Note, the Holder hereby irrevocably consents to the personal jurisdiction of any State District Court or Federal Court located in the State of Colorado, and further stipulates and agrees that venue shall be proper in the State of Colorado for any such actions (save and except for the Calgary Security Agreement for which venue shall be proper in the province of Alberta in the City of Calgary), and further agrees not to seek a change of venue to any court outside the State of Colorado without the consent of the Holder.

     13. All notices required or permitted to be given pursuant to the terms hereof shall be in writing and shall be delivered either by (a) certified mail, return receipt requested, in which case notice shall be deemed received three (3) business days after deposit, postage prepaid in the U.S. mail, (b) a reputable messenger service or a nationally-recognized overnight courier, in which case notice shall be deemed received one (1) business day after deposit with such messenger or courier, (c) facsimile or other telecopy transmission (followed with "hard copy" sent by a nationally-recognized overnight courier or mail as aforesaid), in which case notice shall be deemed received when the facsimile or other telecopy transmission is received, provided such receipt occurs before 5:00 p.m. recipient's local time on a business day, otherwise at 8:30 a.m. recipient's local time on the next business day or (d) personal delivery with receipt acknowledged in writing, in which case notice shall be deemed received upon delivery. Notices shall be deemed given or sent upon deposit in the U.S. mail in the case of clause (a) above, or upon deposit with a reputable messenger or courier in the case of clause (b) above. Notices shall be deemed given or sent upon receipt of electronic confirmation in the case of clause (c) above or upon receipt in the case of clause (d). All such notices shall be addressed as follows:

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                           To Maker:

                           Earth Sciences, Inc.
                           Attn:  Mark McKinnies
                           8100 Southpark Way #B-2
                           Littleton, CO  80120
                           Fax:  303-734-0330

                           To Holder:

                           Tectonic Construction Co.
                           100 Cherry
                           Denver, CO  80220
                           Fax:  303-394-9822

                           With a Copy To:

                           Gorsuch Kirgis LLP
                           Attn:  Stephen A. Weinstein, Esq.
                           Tower I, Suite 1000
                           1515 Arapahoe Street
                           Denver, CO  80202
                           Fax:  303-376-5001


     IN WITNESS WHEREOF, the Maker has caused this instrument to be duly executed by an officer thereunto duly authorized.

                                            "MAKER"

                                            EARTH SCIENCES, INC.



                                            By: /s/ Mark H. McKinnies
                                            --------------------------------
                                            Name: Mark H. McKinnies
                                            Title: President
                                            Date: September 8, 2000
                                            --------------------------------